EXHIBIT 10.1

Inco Limited

Non-Employee Director Share Ownership Plan
(as amended and restated effective as of February 3, 2004)

WHEREAS:

A.	In 1995, the Board of Directors of Inco Limited (the “Company”) adopted a share ownership plan for the Company’s non-employee directors (the “Original Plan”) in order to align the interests of the Company’s non-employee directors more closely with the interests of the Company’s shareholders;

B.	In 1998, the Original Plan was superseded by the 1998 Non-Employee Director Share Ownership Plan (as amended and restated from time to time, the “Plan”);

C.	The Plan provides that the Board has the authority to make annual awards of Common Shares (or, at the non-employee director’s option, deferred share units) to each of the Company’s non-employee directors as part of their total compensation package;

D.	In addition, the Plan provides that the Company’s non-employee directors may elect to receive, in the form of Common Shares, deferred share units or cash, all or part of the compensation ordinarily payable to them in cash;

E.	The Board of Directors wishes to amend and restate the Plan in order to, among other matters, vest the Board with greater flexibility with respect to the timing and form of the awards which may be made under the Plan and to change the redemption features of the deferred share units so that they shall be redeemable on up to two redemption dates selected by the relevant non-employee director, which redemption dates shall be during the one year period following the date on which such non-employee director has ceased to be a director of the Company; and

F.	The Plan, as amended and restated hereby, and as it may be further amended and restated from time to time, shall be referred to as the “Non-Employee Director Share Ownership Plan”.

NOW THEREFORE,

Section 1     Interpretation

1.1	Purposes

     The purposes of the Plan are:

(a)	to facilitate share ownership and holdings of deferred share units by the Company’s non-employee directors and thereby align their interests more closely with those of the Company’s shareholders; and

(b)	to provide a financial incentive that will help the Company to attract and retain highly qualified individuals to serve as non-employee directors of the Company.

1.2	Definitions

     Wherever used in the Plan, unless otherwise defined, the following terms shall have the meanings set forth below:

(a)	“Affiliate” means an affiliate of the Company, as the term “affiliate” is defined in paragraph 8 of the Canada Customs and Revenue Agency’s interpretation bulletin IT-337R3, Retiring Allowances;

(b)	“Aggregate Purchase Price” has the meaning set forth in Section 3.3;

(c)	“Award” has the meaning set forth in Section 3.1;

(d)	“Average Cost Per Share” has the meaning set forth in Section 3.3;

(e)	“Beneficiary” has the meaning set forth in Section 2.5;

(f)	“Board” or “Board of Directors” means those individuals who serve from time to time as the Board of Directors of the Company;

(g)	“Board Committee” means a committee of the Board of Directors of the Company, including, without limitation, the Audit Committee, the Corporate Governance and Nominating Committee, the Management Resources and Compensation Committee, the Pension Committee and the Environment, Health and Safety Committee;

(h)	“Broker” means Royal Trust Corporation of Canada, RBC Capital Markets or such other trust company or securities dealer as may be designated from time to time by the Committee;

(i)	“Business Day” means a day on which banks are open for business in Toronto, Ontario and New York, New York;

(j)	“Cash Compensation” means all cash amounts payable to a Non-Employee Director by the Company in respect of the services provided by the Non-Employee Director to the Company in a calendar year, including, without limitation, (i) the annual retainer fee for serving as a Non-Employee Director, (ii) the annual retainer fee for serving as a member of a Board Committee, (iii) the annual retainer fee for chairing the Board or a Board Committee, and (iv) the fees for attending meetings of the Board or a Board Committee, but, for greater certainty, shall not include either (a) amounts received as a reimbursement for expenses incurred in attending meetings of the Board or a Board Committee or (b) any Award;

(k)	“Committee” means the Corporate Governance and Nominating Committee of the Board or any successor thereof;

(l)	“Common Share” means a Common Share of the Company;

(m)	“Company” means Inco Limited, a corporation organized under the federal laws of Canada, including any successor to all or substantially all of its business by merger, consolidation, amalgamation, purchase of assets or otherwise;

(n)	“Deferred Share Unit” means a unit credited by the Company to a Non-Employee Director by way of a bookkeeping entry in the books of the Company, the value of which at any particular date shall be the Fair Market Value at that date;

(o)	“DSU Account” has the meaning set forth in Section 2.2;

(p)	“Election Form” means a document substantially in the form attached as Schedule “A” hereto, as such form may be amended or revised from time to time;

(q)	“Fair Market Value” means, with respect to any particular date, the mean between the high and low sales prices of the Common Shares reported for such date on the Toronto Stock Exchange or the New York Stock Exchange, as elected by a Non-Employee Director pursuant to his or her then applicable Election Form, or on such other stock exchange on which the Common Shares are then listed and posted for trading (or, if such exchange is not open for trading on such date, then the immediately preceding date on which such exchange is open for trading), or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market or such other market in which prices are regularly quoted for the Common Shares, or if there has been no published bid or asked quotations with respect to the Common Shares, the value established by the Committee in good faith;

(r)	“Non-Employee Director” means a member of the Board of Directors who is not an employee of the Company or any Affiliate of the Company;

(s)	“Plan” means this Non-Employee Director Share Ownership Plan, as amended and restated from time to time;

(t)	“Quarter” means a fiscal quarter of the Company which, until changed by the Company, shall be the three-month periods ending March 31, June 30, September 30 and December 31 in any calendar year;

(u)	“Redemption Amount” has the meaning set forth in Section 5.2;

(v)	“Redemption Date” has the meaning set forth in Section 5.1;

(w)	“Redemption Notice” has the meaning set forth in Section 5.1;

(x)	“Termination Date” means, with respect to a Non-Employee Director, the date upon which such Non-Employee Director ceases to be a member of the Board for any reason whatsoever; and

(y)	“Termination Value” means the average of the Fair Market Values of the Common Shares on the exchange elected by the Non-Employee Director on his or her Election Form for the five trading days immediately preceding the relevant Redemption Date.

1.3	Effective Date and Transition

     The Plan, as amended and restated hereby, shall be effective as of February 3, 2004, provided that, any and all outstanding Share Units (as defined in the 1998 Non-Employee Director Share Ownership Plan) shall continue as outstanding Deferred Share Units under the Plan, as amended and restated hereby.

1.4	Eligibility

     Each Non-Employee Director shall be eligible to participate in the Plan.

1.5	Construction

     All references in the Plan to the masculine shall also include the feminine and all references to the singular shall also include the plural and vice versa, as the context shall require. If any provision of the Plan is determined to be illegal or invalid for any reason, in whole or in part, such illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions contained herein. A reference to a “Section” means a section of the Plan, unless expressly stated otherwise.

1.6	Governing Law

     The Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 2     Administration of the Plan

2.1	Administration

     Subject to the Company’s Articles and By-laws or any resolutions of the Board, the Committee shall have the power to (i) construe, interpret and administer the Plan and any agreement or instrument entered into under the Plan, (ii) establish, amend and rescind any rules and regulations relating to the Plan, (iii) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan, and (iv) delegate to other persons any duties and responsibilities relating to the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the

Plan in the manner and to the extent the Committee deems, in its sole and absolute discretion, necessary or desirable. No member of the Committee shall be liable for any action or determination made in good faith. Any decision of the Committee with respect to the administration and interpretation of the Plan shall be binding and conclusive for all purposes and on all persons, including the Company, all Non-Employee Directors and any other person claiming an entitlement or benefit through any Non-Employee Director. All expenses of administration of the Plan shall be borne by the Company, including any reasonable brokerage fees relating to the purchase of Common Shares under the Plan.

2.2	DSU Accounts

     The Company shall maintain in its books and records an account for each Non-Employee Director (a “DSU Account”) recording at all times the number of Deferred Share Units credited to a Non-Employee Director. Upon payment in satisfaction of Deferred Share Units credited to a Non-Employee Director in the manner described herein, such Deferred Share Units shall be cancelled. After the end of each Quarter, the Company shall provide each Non-Employee Director with a written statement showing the balance in such Non-Employee Director’s DSU Account as at the end of the applicable Quarter.

2.3	Credit for Dividends on Deferred Share Units

     When cash dividends are paid on the Common Shares, a Non-Employee Director’s DSU Account shall be credited with dividend equivalents in the form of additional Deferred Share Units. Such dividend equivalents shall be credited on the dividend payment date and shall be computed by dividing (a) the amount obtained by multiplying the amount of the dividend declared and paid per Common Share by the number of Deferred Share Units credited to the Non-Employee Director’s DSU Account on the record date for the payment of such dividend, by (b) the Fair Market Value of the Common Shares on the dividend payment date for such dividend, with fractions of Deferred Share Units so credited computed to four decimal points rounded down.

2.4	Share Adjustments and Reorganizations

     If (a) there is any stock split, stock consolidation, reclassification, recapitalization or similar event affecting the Common Shares, (b) the Common Shares are exchanged in connection with a reorganization, including any merger, amalgamation, statutory arrangement, consolidation of the Company or similar event, or a sale by the Company of all or a part of its assets, for a different number or class of shares or other securities of the Company or for shares or other securities of any other corporation, (c) new, different or additional shares or other securities of the Company or of another company are received by holders of the Common Shares, or (d) any distribution is made to the holders of the Common Shares (other than a cash dividend), then the Committee shall recommend such adjustments to the Deferred Share Units credited to the Non-Employee Directors under the Plan as the Committee deems appropriate in its sole discretion, provided that, such adjustments shall not take effect until approved by the Board of Directors. Except as provided above, the issuance by the Company of any shares of the Company, or any rights, warrants, options or other securities convertible into or exchangeable for any shares of the Company, shall not affect the number of Deferred Share Units credited pursuant to the terms of the Plan.

2.5	Designation of Beneficiary

     Upon his or her election or appointment to the Board, subject to applicable law, each Non-Employee Director shall designate an individual as his or her beneficiary to receive any benefits that are payable under the Plan upon the death of such Non-Employee Director (the “Beneficiary”). The Non-Employee Director may, subject to applicable laws, change his or her Beneficiary at any time or from time to time. Where no Beneficiary has been validly designated by the Non-Employee Director, or the Beneficiary does not survive the Non-Employee Director, the Non-Employee Director’s legal representative shall be his or her Beneficiary. In the event of a Non-Employee Director’s death, the Beneficiary shall be entitled to exercise the rights of, and receive the benefits payable to, the Non-Employee Director under Section 5.

Section 3    Awards

3.1	Awards of Common Shares or Deferred Share Units

     The Committee may from time to time make awards of Common Shares or Deferred Share Units to the Non-Employee Directors in consideration of their service on the Board or a Board Committee, or as chair of a Board Committee, or as the Lead Director of the Board, or as the Chair of the Board, in such amount or amounts as the Committee deems appropriate (collectively, the “Awards”). Where an Award is made in respect of a Non-Employee Director’s annual service during a fiscal year, unless otherwise provided by the Committee, the Award shall be payable on a Quarterly basis, on the last Business Day of each Quarter of that fiscal year, and the amount of the Award shall be pro rated to reflect the actual number of whole months that the Non-Employee Director has served on the Board during such period. The Committee may provide that the Award shall be payable (a) entirely in the form of Deferred Share Units, or (b) in the form of either Common Shares or Deferred Share Units (at the election of the Non-Employee Director and generally in accordance with Section 3.2). In lieu of any fractional Common Share, the Company shall pay the Fair Market Value of such fractional Common Share. Any fractional Deferred Share Unit shall be calculated to four decimal points rounded down. The Awards may be subject to such conditions as may be imposed by the Committee at the time of the Award.

3.2	Form of Election

     Where the Committee has provided that an Award shall be payable in the form of either Common Shares or Deferred Share Units at the election of the Non-Employee Director, then such Award shall be payable to the Non-Employee Director in accordance with the elections set forth in his or her then applicable Election Form. Each Non-Employee Director shall, within 30 days following his or her first election or appointment to the Board in respect of Awards payable during the remainder of such calendar year, and thereafter by December 1st in respect of Awards payable during the next following calendar year, complete, sign and deliver an Election Form to the Secretary of the Company indicating his or her election for such applicable calendar year. If no timely election has been made, then the Non-Employee Director shall be deemed to have elected to receive his or her Award in the form of Deferred Share Units for the applicable period. Notwithstanding the foregoing, an election made pursuant to any predecessor provision shall remain effective until it is changed by the completion, signature and delivery to the Secretary of the Company of a new Election Form, in accordance with the terms of the Plan.

3.3	Purchase and Delivery of Common Shares

     Where a Non-Employee Director has elected to receive an Award in the form of Common Shares, the Committee shall instruct the Broker to purchase the required number of Common Shares, having regard for any applicable withholdings, on the open market on the last Business Day of the applicable Quarter. The Broker shall purchase such Common Shares and shall notify the Committee of (a) the aggregate purchase price of the Common Shares (the “Aggregate Purchase Price”), (b) the purchase price per share or, if the shares were purchased at different prices, the average purchase price (computed on a weighted average basis) per share (the “Average Cost Per Share”), (c) the amount of any related brokerage commissions, and (d) the settlement date for the purchase of the Common Shares. On the settlement date, the Company shall pay the Broker the Aggregate Purchase Price and the related brokerage commissions. The Common Shares shall as soon as practical after such purchase then be delivered to the Non-Employee Director. The Non-Employee Director shall indicate on his or her applicable Election Form (a) whether such Common Shares shall be purchased on the Toronto Stock Exchange or the New York Stock Exchange, and (b) the brokerage account to which such Common Shares shall be delivered.

3.4	Credit to DSU Account

     Where an Award consists of Deferred Share Units, or the Non-Employee Director has elected to receive an Award in the form of Deferred Share Units, the Company shall credit the relevant Non-Employee Director’s DSU Account with the number of Deferred Share Units payable to such Non-Employee Director pursuant to the Award, as of the last Business Day of the applicable Quarter or such other date as may be specified by the Committee. Such Deferred Share Units shall be fully vested upon being credited to the Non-Employee Director’s DSU Account and the Non-Employee Director’s entitlement to the redemption of such Deferred Share Units shall not be subject to the satisfaction of any requirements as to any minimum period of membership on the Board.

3.5	Awards for 2004

     The Committee has made the following Awards for service on the Board in 2004:

(a)	a base Award of 1,100 Common Shares or Deferred Share Units (at the election of the Non-Employee Director);

(b)	where the Non-Employee Director serves on more than two Board Committees, an additional Award of 200 Common Shares or Deferred Share Units (at the election of the Non-Employee Director);

(c)	where the Non-Employee Director serves as Chair of a Board Committee other than the Audit Committee, an additional Award of 200 Common Shares or Deferred Share Units (at the election of the Non-Employee Director);

(d)	where the Non-Employee Director serves as Chair of the Audit Committee of the Board, an additional Award of 500 Common Shares or Deferred Share Units (at the election of the Non-Employee Director); and

(e)	where the Non-Employee Director serves as the Lead Director of the Board, an additional Award of Common Shares or Deferred Share Units having a value of U.S.$15,000;

provided that, such Awards shall have been paid on the first Business Day of 2004, and provided further, that, the two Non-Employee Directors who are scheduled to retire in April 2004 in accordance with the Board’s retirement policy shall have received pro rated awards based on service for four months during 2004 (i.e., January to April 2004). Such Awards shall also be made to any Non-Employee Director who is elected or appointed to the Board in 2004, provided that such Awards shall be pro rated to reflect the number of whole months from the date of his or her election or appointment to the Board to the last day of 2004.

     In addition, in lieu of the Common Share options that the Non-Employee Directors would otherwise have received pursuant to the Company’s 2002 Non-Employee Director Share Option Plan (which has been suspended by the Board), each of the Non-Employee Directors serving on the Board on April 22, 2004 (being the day following the Company’s 2004 Annual and Special Meeting of Shareholders) shall receive an Award of 1,500 Deferred Share Units (the “Replacement DSUs”). The Replacement DSUs shall vest on the earlier of (a) one year following the date of the Award of the Replacement DSUs, or (b) the date of the Company’s 2005 Annual Meeting of Shareholders, provided that, the relevant Non-Employee Director is still serving on the Board of Directors at such time. Each additional Non-Employee Director who may be appointed to the Board prior to the Company’s 2005 Annual Meeting of Shareholders shall also receive an Award of Replacement DSUs, as at the date of his or her appointment to the Board, provided that, such Award shall be pro rated to reflect the number of whole months remaining in the term of such Non-Employee Director through such Annual Meeting, treating service during the month in which the Annual Meeting is held as service for a whole month.

Section 4     Election Regarding Form of Payment of Cash Compensation

4.1	Form of Election

     Each Non-Employee Director may elect to receive up to 100% of his or her Cash Compensation in the form of Common Shares or Deferred Share Units, subject to the restrictions set forth in Section 4.2 and subject to such rules, regulations, approvals and conditions as the Committee may impose. Such election may be made only in increments of 0%, 25%, 50% or 100% of all Cash Compensation. Each Non-Employee Director shall, within 30 days following his or her first election or appointment to the Board in respect of Cash Compensation payable during the remainder of such calendar year, and thereafter by December 1st in respect of Cash Compensation payable during the next succeeding calendar year, complete, sign and deliver an Election Form to the Secretary of the Company indicating his or her election. If no timely election has been made, then the Non-Employee Director shall be deemed to have elected to receive all of his or her Cash Compensation in the form of cash (subject to the restrictions set forth in Section 4.2). Notwithstanding the foregoing, an election made pursuant to any predecessor provision shall remain effective until it is changed by the completion, signature and delivery to the Secretary of the Company of a new Election Form, in accordance with the terms of the Plan.

4.2	Restrictions on Election Where Minimum Share Ownership Requirements Have Not Been Met

     Until such time as a Non-Employee Director owns beneficially the greater of (a) 7,500 Common Shares or Deferred Share Units, or (b) Common Shares and/or Deferred Share Units having a Fair Market Value of U.S.$180,000 or the equivalent in Canadian dollars, or such other minimum share ownership requirements as may be established by the Board of Directors from time to time, a Non-Employee Director shall be required to elect to receive at least 25% of such Non-Employee Director’s Cash Compensation in the form of Common Shares or Deferred Share Units.

4.3	Time of Payment

     Subject to the terms and conditions of the Plan, a Non-Employee Director’s Cash Compensation (including any amounts payable in cash or, pursuant to an election made pursuant to this Plan, in Common Shares or Deferred Share Units) shall be paid on a Quarterly basis, as of the last Business Day of each Quarter.

4.4	Purchase and Delivery of Common Shares

     Where a Non-Employee Director has elected to receive all or a portion of his or her Cash Compensation in the form of Common Shares, the Committee shall instruct the Broker to purchase Common Shares on the open market on the last Business Day of the relevant Quarter having an aggregate value equal to the aggregate amount of the Cash Compensation payable to such Non-Employee Director (less any applicable withholdings). The Broker shall purchase such Common Shares and shall notify the Committee of (a) the Aggregate Purchase Price, (b) the purchase price per share or, if the shares were purchased at different prices, the Average Cost Per Share, (c) the amount of any related brokerage commissions, and (d) the settlement date for the purchase of the Common Shares. On the settlement date, the Company shall pay to the Broker the Aggregate Purchase Price and the related brokerage commissions. The Common Shares shall be delivered to the Non-Employee Director as soon as practical after such purchase. The Non-Employee Director shall indicate on his or her Election Form (a) whether such Common Shares shall be purchased on the Toronto Stock Exchange or the New York Stock Exchange, and (b) the brokerage account to which such Common Shares shall be delivered. An amount that would otherwise give rise to a fractional Common Share shall be paid by the Company in cash.

4.5	Credit to DSU Account

     Where a Non-Employee Director has elected to receive all or a portion of his or her Cash Compensation in the form of Deferred Share Units, the Company shall credit such Non-Employee Director’s DSU Account in respect of such Deferred Share Units. The number of Deferred Share Units to be credited shall be determined by dividing the amount of the Non-Employee Director’s Cash Compensation to be satisfied by Deferred Share Units by the Fair Market Value on the last Business Day of the applicable Quarter. The Deferred Share Units shall be fully vested upon being credited to the Non-Employee Director’s DSU Account and the Non-Employee Director’s entitlement to the redemption of such Deferred Share shall not be subject to the satisfaction of any requirements as to any minimum period of membership on the Board. Any fractional Deferred Share Unit shall be calculated to four decimal points rounded down.

Section 5     Redemption of DSUs

5.1	Redemption of Deferred Share Units

     Except as otherwise provided in this Section 5, on or after his or her Termination Date, a Non-Employee Director will be entitled to redeem all (or some if such Non-Employee Director wishes to deliver more than one Redemption Notice as provided below) of the Deferred Share Units credited to his or her DSU Account by filing a written notice of redemption (the “Redemption Notice”) with the Secretary of the Company, specifying a redemption date (the “Redemption Date”) which shall be no earlier than five Business Days following the delivery of the Redemption Notice and no later than one year following such Termination Date. Each Non-Employee Director shall be entitled to deliver up to two Redemption Notices, provided that, the second Redemption Notice shall cover all of the Deferred Share Units remaining in the Non-Employee Director’s DSU Account. If a Non-Employee Director has not filed a Redemption Notice providing for the redemption of all of the Deferred Share Units remaining in such Non-Employee Director’s DSU Account by the date which is one year following such Non-Employee Director’s Termination Date, then the Redemption Date for such remaining Deferred Share Units shall be the date which is one year following such Non-Employee Director’s Termination Date.

5.2	Redemption Amount

     In respect of any given redemption of Deferred Share Units, the Company shall pay to the relevant Non-Employee Director on the Redemption Date the amount (the “Redemption Amount”) which shall be obtained by multiplying (a) the number of Deferred Share Units to be redeemed by (b) the Termination Value of the Common Shares, by cheque, less any applicable withholding or similar taxes, and shall be fully discharged in so doing and such Deferred Share Units shall, as provided for in Section 2.2, be cancelled.

5.3	Extended Redemption Date Where Dividends Declared

     Notwithstanding Section 5.1, in the event that the Redemption Date falls between the record date for a dividend on the Common Shares and the related dividend payment date, then the Redemption Date shall be the day immediately following the date of payment of such dividend, provided, however, that in no event will the Redemption Date for all of the Deferred Share Units be later than the last day of the calendar year commencing immediately after the relevant Non-Employee Director’s Termination Date.

5.4	Postponed Redemption Date Where Material Non-Public Information

     Notwithstanding Section 5.1, if, in the opinion of the Committee, a Non-Employee Director or his or her Beneficiary, as the case may be, is in possession of material non-public information regarding the Company on the Redemption Date selected by such Non-Employee Director, then such Redemption Date shall be postponed until the earlier of (a) the date on which, in the opinion of the Committee, such individual ceases to be in possession of material non-public information regarding the Company, and (b) December 31 of the calendar year commencing immediately after the Non-Employee Director’s Termination Date.

Section 6     General

6.1	Unfunded Plan

     Unless otherwise determined by the Committee, the Plan shall be unfunded. To the extent any individual holds any rights by virtue of an election under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

6.2	Successors and Assigns

     The Plan shall be binding on the Company and its successors and assigns and each Non-Employee Director and his or her heirs and legal representatives and on any receiver or trustee in bankruptcy or representative of creditors of the Company or Non-Employee Director, as the case may be.

6.3	Amendment of the Plan

     The Board may amend the Plan as it deems necessary or appropriate, but no such amendment shall, without the consent of the Non-Employee Director or unless required by law, adversely affect the rights of a Non-Employee Director with respect to Deferred Share Units to which the Non-Employee Director is then entitled under the Plan. Notwithstanding the foregoing, any amendment of the Plan shall be such that the Deferred Share Unit provisions of the Plan continuously meet the requirements of paragraph 6801(d) of the regulations under the Income Tax Act (Canada) or any successor to such regulation.

6.4	Termination of the Plan

     The Board may terminate the Plan at any time, but no such termination shall, without the consent of the Non-Employee Director or unless required by law, adversely affect the rights of a Non-Employee Director with respect to Deferred Share Units to which the Non-Employee Director is then entitled under the Plan. Notwithstanding the foregoing, any termination of the Plan shall be such that the Deferred Share Unit provisions of the Plan continuously meet the requirements of paragraph 6801(d) of the regulations under the Income Tax Act (Canada) or any successor to such regulation.

     If the Board terminates the Plan, no additional Common Shares or new Deferred Share Units will be credited to the account of a Non-Employee Director after the effective date of such termination, but previously credited Deferred Share Units shall remain outstanding, be entitled to dividend equivalents as provided under the Plan, and be paid in accordance with the terms and conditions of the Plan existing at the time of termination. The Plan will finally terminate for all purposes when the last remaining Non-Employee Director receives payment of all Deferred Share Units which have been credited to his or her DSU Account.

6.5	Applicable Trading Policies

     The Committee and each Non-Employee Director will ensure that all actions taken and decisions made by the Committee or the Non-Employee Director, as the case may be, pursuant to the Plan comply with all applicable laws, including securities and income tax laws, and all applicable policies, guidelines or similar requirements of the Company relating to insider trading, “black out” periods, insider disclosure, conflicts of interest, business and ethical conduct.

6.6	Limitations on Rights of Non-Employee Directors

(a)	Except as specifically set out in the Plan, no Non-Employee Director or any other person shall have any claim or right to any cash or other benefit in respect of Deferred Share Units credited pursuant to the Plan.

(b)	Any and all of the rights of the of the Non-Employee Directors respecting Deferred Share Units or other benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, nor shall they be pledged, encumbered or charged, and any attempt to do so shall be void.

(c)	Neither the Plan nor any Award thereunder shall be construed as conferring upon a Non-Employee Director a right to be retained as a member of the Board or a claim or right to any future Awards or other benefits under the Plan.

(d)	Under no circumstances shall Deferred Share Units be considered Common Shares nor shall they entitle any Non-Employee Director or other person to exercise any voting rights or any other rights attaching to the ownership of Common Shares, nor shall any Non-Employee Director or other person be considered the owner of Common Shares by virtue of this Plan until after the date of the purchase of such Common Shares on the open market pursuant to the terms of the Plan.

(e)	Any liability of the Company to any Non-Employee Director with respect to receipt of Common Shares, Deferred Share Units or an Award shall be based solely upon contractual obligations created by the Plan. Neither the Committee nor the Board shall be liable for any actions taken in accordance with the terms of the Plan.

6.7	Compliance with Law

     The obligations of the Company with respect to the making of Awards and the delivery of Common Shares and/or Deferred Share Units pursuant to the terms of the Plan are subject to compliance with all applicable laws and regulations and stock exchange rules. In connection with the Plan, each Non-Employee Director shall comply with all applicable laws and regulations and stock exchange rules and shall furnish the Company with any and all information and undertakings as may be required to ensure compliance therewith.

6.8	Applicable Taxes and Deductions

     The Company shall be authorized to deduct from any amount paid or credited hereunder such taxes and other amounts as may be required by applicable law or regulation in such manner as it determines appropriate.

SCHEDULE “A”

INCO LIMITED

TO:	Non-Employee Directors

RE:	Annual Election Form pursuant to the Company’s Non-Employee Director Share Ownership Plan (the “Plan”)

In accordance with the terms of the Plan, you are required to make annual elections with respect to the manner in which you wish to receive (a) the Cash Compensation payable to you for your service on the Board, and (b) any Awards which are payable in the form of either Common Shares or Deferred Share Units, at the election of the Non-Employee Director. These elections are set forth in Items I and II below. This Election Form also provides an opportunity for you to designate, if you have elected to receive any Common Shares under the Plan, whether such Common Shares should be purchased on the Toronto Stock Exchange (the “TSX”) or the New York Stock Exchange (the “NYSE”), and the brokerage account to which such Common Shares should be delivered. Finally, the Election Form provides you with the opportunity to designate whether the price of any Deferred Share Units deliverable to you under the Plan should be determined based on the trading price of the Common Shares on the TSX or the NYSE.

PLEASE RETURN THIS FORM TO STUART F. FEINER IN THE ENCLOSED ENVELOPE BY NO LATER THAN DECEMBER 1, [2004]. IN ORDER TO PROTECT THE TAX DEFERRED STATUS OF ANY DEFERRED SHARE UNITS TO WHICH YOU MAY BE ENTITLED UNDER THE PLAN, YOUR ELECTION FORM MUST BE RECEIVED BY NO LATER THAN DECEMBER 1, [2004].

By signing below, you acknowledge that you have read, and agree to abide by, the terms of the Plan. All capitalized terms not otherwise defined in this Election Form shall have the respective meanings ascribed to them under the Plan. The following elections and designations will apply with respect to compensation payable to you under the Plan in fiscal [2005].

I.	Election Regarding Payment of Cash Compensation.

Required Minimum Election. You are required to elect, until the total number of Common Shares and/or Deferred Share Units you own exceeds the greater of (a) 7,500 and (2) U.S.$180,000, or the equivalent in Canadian dollars, based upon the then fair market value of such total number of Common Shares and Deferred Share Units owned, to receive at least 25% of the Cash Compensation you are to be paid as a Director in the form of either Common Shares or Deferred Share Units. Once these Director ownership guidelines have been met, there is no longer any mandatory minimum election to be made for your Cash Compensation.

Percentage Election. Subject to the Required Minimum Election referred to above, you can elect to receive 0%, 25%, 50% or 100% of your Cash Compensation in the form of either Common Shares or Deferred Share Units, with the balance, depending upon the election made, to be received in cash.

Accordingly, please check one of the following seven elections:

1.	☐	All in Cash (can only be selected assuming you have already met the Director ownership guidelines summarized above)

2.	☐	25% in Common Shares and 75% in Cash

3.	☐	50% in Common Shares and 50% in Cash,

4.	☐	100% in Common Shares

5.	☐	25% in Deferred Share Units and 75% in Cash

6.	☐	50% in Deferred Share Units and 50% in Cash

7.	☐	100% in Deferred Share Units

II.	Election Regarding Payment of Awards Payable in the Form of Either Common Shares or Deferred Share Units. From time to time, the Board may make Awards which are payable in the form of either Common Shares or Deferred Share Units, at the election of the relevant Non-Employee Director. You are entitled to elect whether you will take these Awards either all in Common Shares or all in Deferred Share Units. Please indicate your choice by checking the appropriate box below.

A.	☐	All in Common Shares

B.	☐	All in Deferred Share Units

III.	Designation of Stock Exchange and Brokerage Account Re: Delivery of Common Shares. If you have elected to receive Common Shares pursuant to Item 1 or II above, then please indicate by checking the appropriate box below your choice as to the stock exchange to be used for the purchase of any Common Shares to be delivered to you under the Plan.

A.	☐	TSX

B.	☐	NYSE

In addition, please designate below the financial institution and account number to which such Common Shares shall be delivered, and the name, address and telephone number of any relevant broker or financial adviser.

Financial Institution:

Account:

Name of Contact:

Address:

Telephone:

IV.	Designation of Stock Exchange Reference Price for Deferred Share Units. Please indicate by checking the appropriate box in below your choice of the stock exchange to be used for the determination of the value of any Deferred Share Units to be credited to you under the Plan.

A.	☐	TSX

B.	☐	NYSE

Name of Non-Employee Director

Signature	Date